Exhibit 99.1

For Immediate Release

Contact:	VAN A. DUKEMAN,
President/CEO
Main Street Trust, Inc.
P. O. Box 4028
Champaign, IL 61824-4028
Phone: 217.351.6568
FAX: 217.351.6651

Main Street Trust Reports Year-to-Date and Third Quarter 2006 Earnings

CHAMPAIGN, Ill., October 23, 2006/PRNewswire – Main Street Trust, Inc. (OTCBB:MSTI) reported year-to-date 2006 earnings per share on a fully diluted basis of $1.39, compared to $1.37 for the comparable period in 2005.  Main Street also reported earnings of $0.46 in unaudited consolidated net income per diluted share for the quarter ended September 30, 2006, compared to $0.50 per diluted share for the same period in 2005. Consolidated net income for the quarter totaled $4.679 million compared to $5.151 million for the same period in 2005. Year-to-date net income was $14.168 million compared to $13.811 million in 2005. MSTI stock closed at $34.45 on September 30, 2006 compared to $30.50 on June 30, 2006.

Van A. Dukeman, President and CEO stated that, “This was a unique quarter for our Company, as evidenced by the historical announcement on September 21 that Main Street Trust, Inc. and First Busey Corporation have signed a definitive agreement to join forces in a merger of equals.  News of the merger was well received in our communities.  As we reported in an earlier news release, Main Street shareholders will receive shares of First Busey common stock, using a fixed exchange ratio of 1.55 shares of First Busey common stock for each share of Main Street common stock. The combined company will operate under the name First Busey Corporation and will continue to list its common stock on the Nasdaq Global Select Market, trading under the symbol BUSE.”

Dukeman further stated that, “The merger is subject to regulatory approval, as well as approval by First Busey and Main Street shareholders and other customary conditions. The transaction is expected to be completed during the second quarter of 2007.”

Cash Dividend Paid

The Company distributed a $0.23 per share cash dividend on October 20, 2006, payable to shareholders of record on October 6, 2006.  This is the fourth quarterly cash dividend paid in 2006; making total dividends paid to-date $0.92 per share for 2006, compared to $0.88 per share for the same period in 2005.

Franchise

Main Street Trust, Inc. is a diversified financial services company with $1.6 billion in assets as of September 30, 2006, providing financial services at 23 locations in Downstate Illinois. Main Street Bank & Trust offers online banking (www.mainstreettrust.com) and surcharge free ATM access at over 80 locations throughout Illinois. In addition, Main Street Wealth Management has $2.3 billion of financial assets under management for individuals and institutions. Main Street Trust, Inc. also owns a retail payment processing subsidiary – FirsTech, Inc., which processes over 25 million items per year.

2

Condensed Consolidated Balance Sheets (Unaudited, in thousands)

	September 30,	June 30,	December 31,	September 30,
	2006	2006	2005	2005
ASSETS
Cash and cash equivalents	$59,309	$46,590	$94,066	$112,845
Investments in debt and equity securities	431,222	451,151	444,623	334,576
Mortgage loans held for sale	1,912	2,064	1,661	1,973
Loans, net of allowance for loan losses	980,499	973,217	1,002,927	1,000,825
Premises and equipment	22,402	22,707	23,047	22,364
Goodwill	20,736	20,736	20,736	20,832
Core deposit intangibles	3,916	4,134	4,569	4,786
Accrued interest receivable	11,359	9,476	8,461	9,157
Other assets	26,795	26,069	25,047	26,061

Total assets	$1,558,150	$1,556,144	$1,625,137	$1,533,419

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$1,251,147	$1,205,731	$1,275,972	$1,181,826
Federal funds purchased, repurchase agreements and notes payable	110,956	141,716	118,452	117,130
Federal Home Loan Bank advances and other borrowings	29,574	44,670	67,386	71,482
Accrued interest payable	4,893	4,604	4,657	3,727
Other liabilities	13,377	13,422	14,901	15,025

Total liabilities	$1,409,947	$1,410,143	$1,481,368	$1,389,190

Total shareholders’ equity	148,203	146,001	143,769	144,229

Total liabilities and shareholders’ equity	$1,558,150	$1,556,144	$1,625,137	$1,533,419

Consolidated Statements of Income (Unaudited, in thousands)

	Quarter Ended:		Nine Months Ended:
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Interest Income:

Loans and fees on loans	$18,056	$16,643	$52,207	$43,961
Investments in debt and equity securities
Taxable	4,635	3,664	13,321	9,269
Tax-exempt	284	370	906	1,156
Federal funds sold and interest bearing deposits	268	439	965	1,252
Total interest income	23,243	21,116	67,399	55,638

Interest expense:
Deposits	8,769	5,868	24,389	14,871
Federal funds purchased, repurchase agreements and notes payable	1,467	870	4,064	2,128
Federal Home Loan Bank advances and other borrowings	484	812	1,746	1,985
Total interest expense	10,720	7,550	30,199	18,984

Net interest income	12,523	13,566	37,200	36,654

Provision for loan losses	450	450	1,350	1,080

Net interest income after provision for loan losses	12,073	13,116	35,850	35,574

Non-interest income:
Remittance processing	1,863	1,741	5,366	5,144
Trust and brokerage fees	2,042	2,153	5,944	5,805
Service charges on deposit accounts	670	820	2,061	2,129
Securities transactions, net	—	(485)	279	(450)
Gain on sales of mortgage loans, net	166	329	442	726
Other	747	740	2,420	2,017
Total non-interest income	5,488	5,298	16,512	15,371

Non-interest expense:
Salaries and employee benefits	6,008	6,097	17,693	17,325
Occupancy	747	824	2,322	2,293
Equipment	619	674	1,862	1,955
Data processing	821	566	2,278	1,669
Office supplies	295	319	892	906
Amortization expense- core deposit intangibles	218	217	653	435
Service charges from correspondent banks	68	134	214	389
Other	1,646	1,480	4,855	4,342
Total non-interest expense	10,422	10,311	30,769	29,314

Income before income taxes	7,139	8,103	21,593	21,631

Income taxes	2,460	2,952	7,425	7,820
Net income	$4,679	$5,151	$14,168	$13,811

SELECTED  FINANCIAL HIGHLIGHTS

(dollars in thousands, except share data)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2006	2006	2005	2006	2005
EARNINGS & PER SHARE DATA
Basic earnings per share	$0.46	$0.47	$0.50	$1.40	$1.38
Weighted average shares of common stock outstanding	10,076,548	10,125,520	10,248,453	10,114,614	10,014,234
Diluted earnings per share	$0.46	$0.47	$0.50	$1.39	$1.37
Weighted average shares of common stock and dilutive potential common shares outstanding	10,189,861	10,247,920	10,341,647	10,224,308	10,111,588
Market price per share at period end(1)	$34.45	$30.50	$29.35	$34.45	$29.35
Price to book ratio(1)	233.56%	210.93%	208.16%	233.56%	208.16%
Price to earnings ratio(1),(2)	18.83	16.31	16.68	18.83	16.68
Cash dividends paid per share	$0.23	$0.23	$0.22	$0.69	$0.66
Cash dividends declared per share	$0.23	$0.23	$0.22	$0.69	$0.66
Book value per share	$14.75	$14.46	$14.10	$14.75	$14.10
Tangible book value per share(3)	$12.45	$12.16	$11.60	$12.45	$11.60
Ending number of common shares outstanding	10,046,079	10,099,281	10,228,542	10,046,079	10,228,542

AVERAGE BALANCES
Assets	$1,551,348	$1,586,412	$1,537,563	$1,577,624	$1,435,085
Investment securities	442,387	467,576	360,031	459,885	358,431
Gross loans(4)	982,152	983,060	1,020,809	985,316	935,253
Earning assets	1,423,770	1,460,496	1,407,522	1,450,356	1,323,396
Deposits	1,229,713	1,242,725	1,187,693	1,240,796	1,115,405
Interest bearing liabilities	1,171,468	1,207,313	1,162,494	1,195,860	1,084,282
Common shareholders’ equity	146,880	146,123	143,826	145,960	134,066

END OF PERIOD FINANCIAL DATA
Tax equivalized net interest income	$12,680	$12,562	$13,770	$37,703	$37,287
Gross loans(4)	996,644	989,176	1,016,486	996,644	1,016,486
Allowance for loan losses	14,233	13,895	13,688	14,233	13,688
Total assets under management	2,332,516	2,184,056	1,870,721	2,332,516	1,870,721

PERFORMANCE RATIOS
Return on average assets(5)	1.20%	1.21%	1.33%	1.20%	1.29%
Return on average equity(5)	12.64%	13.17%	14.21%	12.98%	13.77%
Net yield on average earning assets(5),(6)	3.53%	3.45%	3.88%	3.48%	3.77%
Interest spread(5),(6)	2.89%	2.86%	3.43%	2.88%	3.34%
Net overhead efficiency ratio(6),(7)	57.36%	57.06%	52.73%	57.05%	55.20%
Non-interest revenues as a % of total revenues(7),(8)	30.47%	30.70%	29.89%	30.38%	30.15%
Allowance for loan losses to loans	1.43%	1.40%	1.35%	1.43%	1.35%
Allowance as a percentage of non-performing loans	167.86%	169.82%	298.28%	167.86%	298.28%
Average loan to deposit ratio	79.87%	79.11%	85.95%	79.41%	83.85%
Dividend payout ratio(2)	50.27%	48.66%	50.00%	50.27%	50.00%

ASSET QUALITY
Net charge-offs	$112	$154	$390	$589	$476
Non-performing loans	8,479	8,182	4,589	8,479	4,589
Other non-performing assets	231	443	90	231	90

(1) Closing price at end of period

(2) Last 12-months earnings

(3) Net of goodwill and core-deposit intangibles

(4) Loans include mortgage loans held for sale and nonaccrual loans

(5) Annualized

(6) On a fully tax-equivalized basis

(7) Does not include securities gains/losses

(8) Net of interest expense

Special Note Concerning Forward-Looking Statements

This document may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats or attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.